UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2011

Capstone Therapeutics
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 West Washington Street, Suite 101, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (602) 286-5520

OrthoLogic Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On October 13, 2011, the Company's Board of Directors (the "Board") adopted a plan to preserve cash during ongoing partnering efforts. Included in the actions taken was the termination of the employment of John M. Holliman, III, Executive Chairman, Randolph C. Steer, MD, Ph.D., President and Dana B. Shinbaum, Vice President, Business Development. Each of these individuals will continue in their prior roles as consultants, rather than as employees, at consulting rates which would equate to approximately $100,000 per year for Mr. Holliman and $120,000 per year for Dr. Steer and Mr. Shinbaum. As employees, their base compensation had been $200,000 for Mr. Holliman, $325,000 for Dr. Steer and $242,000 for Mr. Shinbaum. Les M. Taeger, Chief Financial Officer and Senior Vice President will continue as an employee, but his base compensation has been reduced from $242,000 per year to $120,000 per year. All of these officers had also been eligible for an annual bonus based on individual and Company performance goals of up to 40% of their base compensation. The Board's actions included cancellation of the Company's bonus plan. It is expected that vested outstanding stock options held by each executive will continue to be exercisable while such executive is serving as a consultant to the Company.

     The above changes in employment and compensation trigger severance clauses in the executives' employment agreements that entitle each executive to a payment equal to one year of base salary.

Item 7.01. Regulation FD Disclosure.

     The information in this Current Report, including the accompanying exhibit, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

     On October 14, 2011, Capstone Therapeutics Corp. issued a press release announcing a plan to preserve cash during ongoing partnering efforts and a reduction from eighteen full time employees to four full time employees. A copy of the press release is furnished as Exhibit 99.1.

Item 8.01. Other Events.

     On October 13, 2011, the Board adopted a plan to preserve cash during ongoing partnering efforts and a reduction from eighteen full time employees to four full time employees. Severance payments authorized by the Board related to this action totaled approximately $1,700,000 of which approximately $1,362,000 were required by employment agreements. Most severance payments will occur in the fourth quarter of 2011.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 14, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capstone Therapeutics (Registrant)
October 14, 2011 (Date)	/s/ JOHN M. HOLLIMAN, III John M. Holliman, III Executive Chairman